Exhibit (a)(2)

PRIORITY SENIOR SECURED INCOME FUND, INC.

ARTICLES OF AMENDMENT

FIRST: Priority Senior Secured Income Fund, Inc., a Maryland corporation (the “Corporation”), desires to amend its charter as currently in effect and as hereinafter amended.

SECOND: The charter of the Corporation is hereby amended as follows:

ARTICLE I is amended to read as follows:

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is:

Priority Income Fund, Inc.

THIRD: The amendment to the charter as hereinabove set forth have been duly advised by the board of directors as required by law.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary as of October 21, 2014.

ATTEST:                        PRIORITY SENIOR SECURED
                            INCOME FUND, INC.

____________________________    By: __________________________(SEAL)
Name:                              Name: M. Grier Eliasek
Title:                             Title: